Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
    Below is a list of all direct and indirect subsidiaries of Tellurian Inc. as of December 31, 2020:

Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Ownership
Tellurian Inc. owns the following subsidiaries directly:
Tellurian Investments LLC (formerly known as Tellurian Investments Inc.)	Delaware	100.0%
Driftwood LP Holdings LLC	Delaware	100.0%
Driftwood GP Holdings LLC	Delaware	100.0%
Tellurian International Holdings Ltd	United Kingdom	100.0%
Tellurian Investments LLC owns the following subsidiaries directly:
Tellurian Production Holdings LLC	Delaware	100.0%
Tellurian LandCo LLC (formerly known as Parallax LNG LandCo LLC and MBTU LandCo LLC)	Delaware	100.0%
Tellurian Supply & Trade LLC	Delaware	100.0%
Purity Pipeline LLC	Delaware	100.0%
Delhi Connector LLC	Delaware	100.0%
Tellurian Midstream Holdings LLC	Delaware	100.0%
Tellurian Services LLC (formerly known as Parallax Services LLC)	Delaware	100.0%
Tellurian Management Services LLC (formerly known as Tellurian O&M LLC and Driftwood Operating LLC)	Delaware	100.0%
Magellan Petroleum Australia Pty Ltd	Australia	100.0%
Driftwood LP Holdings LLC owns the following subsidiary directly:
Driftwood Holdings LP (formerly known as Driftwood Holdings LLC)	Delaware	100.0% (1)
Tellurian International Holdings Ltd owns the following subsidiaries directly:
Tellurian Trading UK Ltd	United Kingdom	100.0%
Tellurian LNG Singapore Pte. Ltd.	Singapore	100.0%
Tellurian LNG UK Ltd	United Kingdom	100.0%
Tellurian Production Holdings LLC owns the following subsidiaries directly:
Tellurian Operating LLC	Delaware	100.0%
Tellurian Production LLC	Delaware	100.0%
Magellan Petroleum Australia Pty Ltd owns the following subsidiary directly:
Magellan Petroleum ("Offshore") Pty Ltd	Australia	100.0%
Driftwood Holdings LP owns the following subsidiary directly:
Driftwood Holdco LLC	Delaware	100.0%
Driftwood Holdco LLC owns the following subsidiaries directly:
Tellurian Pipeline LLC	Delaware	100.0%
Tellurian LNG LLC (formerly known as Parallax LNG LLC)	Delaware	100.0%
Driftwood Production Holdings LLC	Delaware	100.0%
Tellurian Pipeline LLC owns the following subsidiaries directly:
Haynesville Global Access Pipeline LLC	Delaware	100.0%
Permian Global Access Pipeline LLC	Delaware	100.0%
Driftwood Pipeline LLC (formerly known as Driftwood LNG Pipeline LLC)	Delaware	100.0%
Tellurian LNG LLC owns the following subsidiaries directly:
Driftwood LNG Tug Services LLC	Delaware	100.0%
Driftwood LNG LLC	Delaware	100.0%

(1)	Driftwood LP Holdings LLC owns 100% of Driftwood Holdings LP, of which Driftwood GP Holdings LLC is the general partner.